                                                                 Exhibit 10.9(A)





                              THE NORTH FACE, INC.
                           1996 STOCK INCENTIVE PLAN
                         (as amended September 1, 1998)

                                                             Page
                                                             ----

ARTICLE I - GENERAL                                           5
     1.1    Purpose                                           5
     1.2    Administration                                    5
     1.3    Persons Eligible for Awards                       5
     1.4    Types of Awards Under Plan                        5
     1.5    Shares Available for Awards                       6
     1.6    Definitions of Certain Terms                      6

ARTICLE II - AWARDS UNDER THE PLAN                            8

     2.1    Agreements Evidencing Awards                      8
     2.2    Grant of Stock Options                            8
     2.3    Exercise of Options                               8
     2.4    Termination of Employment; Death                  9
     2.5    Restrictions upon Option Shares                  10
     2.6    Special Incentive Stock Option Requirement       10

ARTICLE III - MISCELLANEOUS                                  10

     3.1    Amendment of the Plans Modification of Awards    10
     3.2    Restrictions                                     11
     3.3    Nonassignability                                 11
     3.4    Withholding Taxes                                11
     3.5    Right of Discharge Reserved                      11
     3.6    Nature of Payments                               11
     3.7    Non-Uniform Determinations                       12
     3.8    Other Payments or Awards                         12
     3.9    Section Headings                                 12
     3.10   Effective Date and Term of Plan                  12
     3.11   Information to Grantees                          12
     3.12   Governing to Law                                 12

GENERAL


          Purpose
          -------

          The purpose of The North Face, Inc. 1996 Stock Incentive Plan (the "Plan") is to provide for officers and other employees (including directors whether or not employees) of, and consultants to, The North Face, Inc. (The "Company") an incentive (a) to enter into and remain in the service of the Company, (b) to enhance the long-term performance of the Company, and (c) to acquire a proprietary interest in the success of the Company.

          Administration
          --------------

Subject to Section l .2.6, the Plan shall be administered by the Compensation Committee (the "Committee") of the board of directors of the Company (the "Board"), which shall consist of not less than two directors and to which the Board shall grant power to authorize the issuance of the Company's capital stock pursuant to awards granted under the Plan. It is intended that the directors appointed to serve on the Committee shall be "disinterested persons" within the meaning of Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (Rule 16b-3") and "outside directors" within the meaning of Code Section 162(m) to the extent Rule 16b-3 and Code Section 162(m), respectively, are applicable; however, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements shall not invalidate any award made by the Committee which award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and serve at the pleasure of, the Board.

The Committee shall have the authority (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to Section 2.1, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Plan, (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (f) to amend the Plan to reflect changes in applicable law.

Actions of the Committee shall be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken shall be fully as effective as if it had been taken by a vote at a meeting.

The determination of the Committee on all matters relating to the Plan or any Plan Agreement shall be final, binding and conclusive.

No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

Notwithstanding anything to the contrary contained herein: (a) until the Board shall appoint the members of the Committee, the Plan shall be administered by the Board; and (b) the Board may, in its sole discretion, at any time and from time to time, resolve to administer the Plan. In either of the foregoing events, the term "Committee" as used herein shall be deemed to mean the Board.

          Persons Eligible for Awards
          ---------------------------
          Awards under the Plan may be made to such officers, directors, and other salaried employees of the Company or its majority or wholly owned subsidiaries, and to such consultants to the Company (collectively, "key persons"), as the Committee shall in its sole discretion select with consideration given to recommendations by senior management. However, only employees of the Company and its majority or wholly owned subsidiaries shall be eligible to receive awards of Incentive Stock Options defined in Section 1.4.

          Types of Awards Under Plan
          --------------------------
          Awards under the Plan may be granted, as determined in the discretion of the Committee, in the form of (i) stock options which are intended to qualify as incentive stock options (the "Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) nonqualified stock options (the "Nonqualified Stock Options") which are not intended to qualify as Incentive Stock Options. Awards shall be designated as either an Incentive Stock Option or a Nonqualified Stock Option in the applicable Plan Agreement. All awards when granted are intended to be nonqualified stock options, unless the applicable Plan Agreement explicitly states that the option is intended to be an incentive stock option. If an option is intended to be an incentive stock option, and if for any reason such option (or any portion thereof) shall not qualify as an incentive stock option, then, to the extent of such nonqualification, such option (or portion) shall be regarded as a nonqualified stock option appropriately granted under the Plan provided that such option (or portion) otherwise meets the Plan's requirements relating to nonqualified stock options. The term "award" means any award of stock options under the Plan.


          Shares Available for Awards
          ---------------------------

Subject to Section 1.5.2, the total number of shares of common stock of the Company, par value $0.0025 per share ("Common Stock"), with respect to which awards may be granted pursuant to the Plan shall equal 616,171 shares (or 683,950 shares upon effectiveness of a 1.11 for 1 stock split intended to be effected after the adoption of this Plan). Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing any shares issued pursuant to the Plan shall bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

If there is any change in the outstanding shares of Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of any merger, consolidation, spinoff or other corporate reorganization in which the Company is the surviving corporation, the number of shares available for issuance both in the aggregate and with respect to each outstanding award, and the purchase price per share under outstanding awards, shall be equitably adjusted by the Committee, whose determination shall be final, binding and conclusive. After any adjustment made pursuant to this
Section 1.5.2, the number of shares subject to each outstanding award shall be rounded to the nearest whole number, subject to Section 1.5.1.

Any shares subject to an award under the Plan that remain unissued upon the cancellation or termination of such award for any reason whatsoever (other than by reason of exercise), shall again become available for awards under the Plan. In any year, a person eligible for awards under the Plan may not be granted options under the Plan covering a total of more than 400,000 shares of Common Stock.

          Definitions of Certain Terms
          ----------------------------

The "Fair Market Value" of a share of Common Stock on any day shall be the Fair Market Value of a share of Common Stock on such day as determined by the Committee; provided that the Fair Market Value of a share of Common Stock as of the date of adoption of the Plan shall be deemed to be nine dollars and sixty cents ($9.60) per share if the 1.11 for 1 stock split referred to in Section
1.5.1 is effected (or $10.66 per share prior to that stock split). The "Fair Market Value" of all or part of an option on any day shall be the product of (a) the number of shares for which such option (or part thereof) is then exercisable, multiplied by (b) the excess of the Fair Market Value of a share of Common Stock on such day over the exercise price with respect to such option.

The term "employment" means, in the case of a grantee of an award under the Plan who is not an employee of the Company, the grantee's association with the Company as a consultant or otherwise.

A grantee shall be deemed to have a "termination of employment" upon ceasing to be employed by the Company and any of its parent or subsidiary corporations or by a corporation assuming awards in a transaction to which section 424(a) of the Code applies. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards theretofore made under the Plan, and (c) when a change in a non-employee's association with the Company constitutes a termination of employment for purposes of the Plan. The Committee shall have the right to determine whether the termination of a grantee's employment is a dismissal for cause and the date of termination in such case, which date the Committee may retroactively deem to be the date of the action that is cause for dismissal. Such determinations of the Committee shall be final, binding and conclusive.

The terms "parent corporation" and "subsidiary corporation" have the meanings given them in section 424(e) and (f) of the Code, respectively.

AWARDS UNDER THE PLAN

          Agreements Evidencing Awards
          ----------------------------

          Each award granted under the Plan shall be evidenced by a written agreement ("Plan Agreement") which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable, consistent with the terms of this Plan. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.


          Grant of Stock Options
          ----------------------

During the term of the Plan specified in Section 3.10, the Committee may grant Incentive Stock Options and/or Nonqualified Stock Options to purchase shares of Common Stock from the Company, to such persons, and in such amounts and subject to such terms and conditions, as the Committee shall determine in its sole discretion, subject to the provisions of the Plan, except that, no options shall
                                                   -----------
be granted under this Plan to any person (i) owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or its parent or subsidiary corporations), or (ii) owning more than ten percent (10%) of the Company's voting stock (as determined under federal income tax laws and regulations relating to Incentive Stock Options).

Each Plan Agreement with respect to an option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share shall be determined by the Committee in its sole discretion, provided that in no event shall it be less than the Fair Market Value of a share of Common Stock.

No option granted under this Plan may be exercised in whole or in part more than ten (10) years after its date of grant, and the Committee in its sole discretion may grant options which may be exercised during terms of ten (10) years or less. Each Plan Agreement with respect to an option shall set forth the periods during which the award evidenced thereby shall be exercisable, whether in whole or in part, consistent with the requirements of this Section 2.2.3.


          Exercise of Options
          -------------------
          Subject to the provisions of this Article II, each option granted under the Plan shall be exercisable as follows:

Any option granted under this Plan shall be exercisable at such times and under such conditions as determined by the Committee. In no case shall options be exercisable at a rate of less than twenty percent (20%) per year over five (5) years from the date the option is granted, unless otherwise permitted by applicable law, except that the Committee may provide that any option granted under this Plan to any vice president or more senior executive officer will require that one or more financial or other targets based on the performance of the Company or of the individual must be satisfied as a further condition to the option becoming exercisable.

Unless the applicable Plan Agreement otherwise provides, once an option (or portion thereof) becomes exercisable, such option (or portion) shall remain exercisable until exercise, expiration, cancellation or termination of the award, but in no event later than ten (10) years following the date of grant of such option.

Unless the applicable Plan Agreement otherwise provides, an option may be exercised from time to time as to all or part of the shares as to which such award is then exercisable.

An option shall be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee shall in its sole discretion prescribe.

Any written notice of exercise of an option shall be accompanied by payment for the shares being purchased. Such payment, which shall be equal in amount to the exercise price of the portion of the option being exercised, shall consist of
(a) cash, (b) certified or official bank check payable to the Company (or the equivalent thereof acceptable to the Committee), (c) with the consent of the Committee in its sole discretion, by the promissory note and agreement of the grantee providing for payment with interest on the unpaid balance accruing at a rate not less than that needed to avoid the imputation of income under Code Section 7872 and upon such terms and conditions (including the security, if any, therefor) as the Committee may determine, (d) other shares which (i) have been owned by the grantee for the requisite period, if any, necessary to avoid a charge to the Company's earnings for financial reports purposes, and (ii) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the shares as to which the option is being exercised, (e) delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price,
(f) any combination of the foregoing methods of payment, or (g) such other consideration and method of payment for the issuance of shares as determined by the Committee to the extent permitted under applicable laws.

Promptly after receiving payment of the full option exercise price, the Company shall, subject to the provisions of Section 3.2, deliver to the grantee or to such other person as may have exercised the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee's stockbroker.

No grantee of an option (or other person having the right to exercise such award) shall have any of the rights of a stockholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5.2, no adjustment shall be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

          Termination of Employment; Death
          --------------------------------

The provisions of Section 2.4 of this Plan shall apply unless an applicable Plan Agreement otherwise provides. Except to the extent otherwise provided in
Section 2.4.2 or 2.4.3 or 2.4.4 or in the applicable Plan Agreement, all options not theretofore exercised shall terminate upon termination of the grantee's employment for any reason (including death). To the extent options held by a grantee are not exercisable on the date of any such termination, such options shall not thereafter become exercisable.

If a grantee's employment terminates for any reason other than death or disability, or, to the extent permitted by applicable law, dismissal for cause, the grantee (or his legal representative, if applicable) may exercise any outstanding option as provided for in the grantee's stock option agreement. In the absence of any specific provision in grantee's stock option agreement, the option may be exercised within three (3) months after employment terminates, but in no event after the expiration date of the award as set forth in the Plan Agreement. The option may be exercised only to the extent that the grantee was entitled to exercise the award on the date of employment termination.

The option may be exercised only to the extent that the grantee was entitled to exercise the award on the date of employment termination amended in its entirety to read as follows: If a grantee dies while employed by the Company or any subsidiary, or after employment termination but during the period in which the grantee's awards are exercisable pursuant to Section 2.4.2, any outstanding option shall be exercisable as provided for in the grantee's stock option agreement. In the absence of any specific provision in grantee's stock option agreement, the option may be exercised by the earlier of the first anniversary of the grantee's death or the expiration date of the award. Any such exercise of an award following a grantee's death shall be made only by the grantee's executor or administrator, unless the grantee's will specifically disposes of such award, in which case such exercise shall be made only by the recipient of such specific disposition. The Option may be exercised only to the extent that the grantee was entitled to exercise the award on the date of death. If a grantee's personal representative or the recipient of a specific disposition under the grantee's will shall be entitled to exercise any award pursuant to the preceding sentence, such representative or recipient shall be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of
Section 3.2 hereof.

If a grantee's employment by the Company is terminated as a result of his or her disability, any outstanding option shall be exercisable on the following terms and conditions: (a) exercise may be made only to the extent that the grantee was entitled to exercise the award on the date of termination of employment; and (b) exercise must occur by the earlier of the first anniversary of the date of such termination of employment or the expiration date of the award. Notwithstanding the foregoing, if the grantee holds an award intended to be an Incentive Stock Option and such disability is not a "disability" as defined in applicable provisions of the Code relating to incentive stock options, such Incentive Stock Option shall to the extent not then exercised automatically convert to a Nonqualified Stock Option on the day which is three months and one day following the date of such termination of employment.

          Restrictions upon Option Shares
          -------------------------------
          In addition to such restrictions as may apply or be imposed upon shares acquired pursuant to awards under applicable state or federal securities laws, the Committee may in its sole discretion provide for one or more of the following: rights of first refusal, rights to repurchase shares following termination of employment, and other restrictions upon transfer, provided that
                                                                 -------------
any Plan Agreement permitting the Company to repurchase shares upon termination of employment shall provide, to the extent required by law, that the price paid upon such repurchase shall be cash equal to the higher of the original purchase price or fair value, and that such repurchase right must be exercised within ninety (90) days after termination of employment.

          Special Incentive Stock Option Requirement
          ------------------------------------------
          In order for a grantee to receive special tax treatment with respect to stock acquired under an option intended to be an Incentive Stock Option, the grantee of such option must be, at all times during the period beginning as of the date of grant and ending on the date three (3) months before the date of exercise of such option, an employee of the Company or any of the Company's parent or subsidiary corporations, or of a corporation or a parent or subsidiary corporation of such corporation issuing or assuming a stock option in a transaction to which Code Section 424(a) applies.



MISCELLANEOUS

          Amendment of the Plan; Modification of Awards
          ---------------------------------------------

The Board may from time to time, without stockholder approval, suspend, discontinue, revise or amend the Plan in any respect whatsoever, except that no such amendment shall materially impair any of the grantee's rights or materially increase any of the grantee's obligations under any award theretofore made under the Plan without the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any award shall not be considered to materially impair any rights of any grantee merely because of such alteration or effect. Furthermore, except as and to the extent otherwise permitted by Section 1.5.2, no such amendment shall, without stockholder approval, (i) materially increase the benefits accruing to grantees under the Plan, (ii) materially increase, beyond the amounts set forth in Section 1.5.1 the number of shares of Common Stock in respect of which awards may be granted under the Plan or increase the number of shares of Common Stock in respect of which options may be granted in any year under Section 1.5.3, (iii) materially modify the designation of Section 1.3 of the class of persons eligible to receive awards under the Plan, (iv) provide for the grant of stock options having an option exercise price per share of Common Stock less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant, (v) permit a stock option to be exercisable more than ten (10) years after the date of grant, or (vi) extend the term of the Plan beyond the period set forth in Section 3.10.

The Committee may amend any outstanding Plan Agreement, including, without limitation, by amendment which would (a) accelerate the time or times at which the award may be exercised, (b) waive or amend any goals, restrictions or conditions set forth in the Agreement, (c) extend the scheduled expiration date of the award, or (d) cancel any Plan Agreement with or without substituting a new Plan Agreement therefor. However, any such cancellation or amendment that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award shall be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award).

          Restrictions
          ------------

If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights hereunder, or the taking of any other action hereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

The term "Consent" as used herein with respect to any Plan Action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or other self-regulatory organization or under any federal, state or local law, rule or regulation, (b) the expiration, elimination or satisfaction of any prohibitions, restrictions or limitations under any federal, state or local law, rule or regulation or the rules of any securities exchange or other selfregulatory organization, (c) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (d) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies or any parties to any loan agreements or other contractual obligations of the Company or any affiliate.

          Nonassignability
          ----------------
          No award or right granted to any person under the Plan or under any Plan Agreement shall be assignable or transferable other than by will or by the laws of descent and distribution. All rights granted under the Plan or any Plan Agreement shall be exercisable during the life of the grantee only by the grantee.

          Withholding Taxes
          -----------------


Whenever cash is to be paid pursuant to an award under the Plan, the Company shall be entitled to deduct therefrom an amount sufficient in its opinion to satisfy all federal, state and other governmental tax withholding requirements related to such payment.

Whenever shares of Common Stock are to be delivered pursuant to an award under the Plan, the Company shall be entitled to require as a condition of delivery that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related thereto. With the approval of the Committee, which it shall have sole discretion to grant, the grantee may satisfy the foregoing condition by electing to have the Company withhold from delivery shares having a value equal to the amount of tax to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined (the "Tax Date"). Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an award.

          Right of Discharge Reserved
          ---------------------------
          Nothing in the Plan or in any Plan Agreement shall confer upon any grantee the right to continue in the employ of the Company or affect any right which the Company may have to terminate such employment.

          Nature of Payments
          ------------------

Any and all grants of awards and issuances of shares of Common Stock under the Plan shall be in consideration of services performed for the Company by the grantee.

All such grants and issuances shall constitute a special incentive payment to the grantee and shall not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profitsharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the grantee, unless such plan or agreement specifically provides otherwise.

          Non-Uniform Determinations
          --------------------------
          The Committee's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations, and to enter into non-uniform and selective Plan Agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6.3.

          Other Payments or Awards
          ------------------------
          Nothing contained in the Plan shall be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

          Section Headings
          ----------------
          The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

          Effective Date and Term of Plan
          -------------------------------
          The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. No award under the Plan shall be exercisable until the Plan is approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is so adopted by the Board of Directors. The term of the Plan shall end on the tenth anniversary of the Plan's effective date.

          Information to Grantees
          -----------------------
          To the extent required by law, the Company shall provide to each grantee of an award, during the period for which such grantee has one or more options granted hereunder outstanding, and to each stockholder who has purchased shares of stock pursuant to such awards, copies of consolidated financial statements of the Company no less frequently than annually.

          Governing Law
          -------------


All rights and obligations under the Plan shall be construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws.

                               LICENSE AGREEMENT



  This License Agreement dated as of the 30th day of September, 1998, represents a binding agreement providing for the granting of certain licenses of THE NORTH FACE, INC., to YOUNGONE CORPORATION, (collectively, the "Parties").

1.     Licenses.  The North Face agrees to grant to Youngone the exclusive and
       --------
nontransferable license to utilize The North Face's tradenames and trademarks in the manufacturing, promotion and sale to retail customers of The North Face's full line of apparel, equipment and other products ("Products") for the countries and territories of the People's Republic of China (excluding Hong Kong and Macau) and Nepal.

2.  License Fee and Payment Terms.  Youngone agrees to pay to The North Face a
    -----------------------------
guaranteed and nonrefundable license fee ("License Fee") in an amount equal to Two Million Five Hundred Thousand United States Dollars (US$2,500,000), which shall be payable in two (2) equal installments of One Million Two Hundred Fifty Thousand US Dollars (US$1,250,000) each as follows: on or before March 30, 1999 and September 29, 1999. The License Fee is net of any withholding or other taxes assessed on such payment.

3.     Term and Termination.  The agreement and licenses granted herein shall
       --------------------
continue until (i) terminated by the non-defaulting party for the material breach of the other party, which breach is not cured within 30 days after written notice; or (ii) the change of control of Youngone unless approved in writing by The North Face. Events of material breach include nonpayment of license fees, breach of the scope of the license set forth above, misuse of trademarks by application to non-approved products or extension outside the approved territories. In the event of termination, any unpaid amounts of the License Fee shall remain due and payable as set forth in Section 2 above.

4.     Entire Agreement.  This agreement memorializes and clarifies the Term
       ----------------
Sheet for License Agreement between the parties entered into on September 30, 1998, which together herewith constitute the entire agreement of the parties with respect to the licenses granted hereunder, and supersede any other prior agreements between the parties with respect to the licenses granted hereunder.

     IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the day and year first above set forth.
THE NORTH FACE, INC.  A DELAWARE CORPORATION



By:   ________________________________________________
              Tucker Hacking, Vice President

Date: ________________________________________________

By:   ________________________________________________
      James Fifield, President/Chief Executive Officer

Date: ________________________________________________

YOUNGONE CORPORATION  A KOREAN CORPORATION

By:   ________________________________________________
            Kihak Sung, Chief Executive Officer

Date: ________________________________________________

                               ROYALTY AGREEMENT



  This Royalty Agreement, dated as of this 30th day of September 1998, represents a binding agreement providing for the payment of certain royalties to THE NORTH FACE, INC., by YOUNGONE CORPORATION, (collectively, the "Parties").


   1.  Royalties and Payment Terms.  In connection with the manufacturing,
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promotion and sale to retail customers of The North Face's full line of apparel, equipment and other products ("Products") for the countries and territories of the People's Republic of China (excluding Hong Kong and Macau) and Nepal, Youngone agrees to pay royalties to The North Face, as specified below.

        (a) Youngone shall achieve the Minimum Net Sales amounts and pay to The North Face the guaranteed minimum Royalties each calendar year, which are non-cumulative, as set forth below. For periods after those listed below, to the extent appropriate, Minimum Net Sales and Minimum Royalties will be determined by mutual agreement of the parties. Absent such mutual agreement, this Agreement will otherwise terminate.


   Calendar Year Period    Minimum Net Sales    Minimum Royalty
   --------------------    -----------------    ---------------

        1999                 $0                    $0
        2000                 $0                    $0
        2001                 $4,000,000            $200,000
        2002                 $6,000,000            $300,000
        2003                 $8,000,000            $400,000
        2004                 $10,000,000           $500,000
        2005                 $12,000,000           $600,000
        2006                 $14,000,000           $700,000
        2007                 $16,000,000           $800,000
        2008                 $18,000,000           $900,000
        2009                 $20,000,000           $1,000,000

        (b) The royalty fee set out in the above table is to be 5%. Any sales in excess of each annual Minimum Net Sales target will be 1% for the balance of that calendar year. For the periods 1999 and 2000, the royalty shall be 5% without regard to any Minimum Net Sales. Once cumulative Net Sales during the 10 year period equals or exceeds One Hundred and Seventy Million Five Hundred Thousand US Dollars (US$170,500,000), royalties on any further sales will remain at 5% without any reduction whatsoever.

   2.  Term and Termination. The agreement herein shall continue until (i)
       --------------------
terminated by the non-defaulting party for the material breach of the other party, which breach is not cured within 30 days after written notice; (ii) terminated by The North Face upon written notice in the event that Youngone fails to achieve the applicable Minimum Net Sales and Minimum Royalty obligation for each calendar year; (iii) termination of any license agreement between the parties; or (iv) the change of control of Youngone unless approved in writing by The North Face. Events of material breach include nonpayment of accrued royalties, sale of non-approved products, sale of Products outside the approved territories or the manufacture, promotion or sale of Products outside the scope set forth above. In the event of termination, any unpaid accrued royalties shall remain due and payable as set forth in Section 1(b) above. Termination of this Royalty Agreement will also trigger termination of the License Agreement dated September 30, 1998.







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   3. Entire Agreement. This Agreement memorializes and clarifies the Term Sheet
      ----------------
for Royalty Agreement between the parties entered into on September 30, 1998, which together herewith constitute the entire agreement of the parties with respect to the royalty arrangement contemplated herein, and supersede any other prior agreements between the parties with respect to the royalty arrangement contemplated herein.

  IN WITNESS WHEREOF, the parties hereto have executed this Royalty Agreement as of the day and year first above set forth.

THE NORTH FACE, INC. - A DELAWARE CORPORATION

By:
   --------------------------------------------------
          Tucker Hacking, Vice President

Date:
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By:
   --------------------------------------------------
    James Fifield, President/Chief Executive Officer

Date:
    -------------------------------------------------


YOUNGONE CORPORATION  A KOREAN CORPORATION

By:
   --------------------------------------------------
          Kihak Sung, Chief Executive Officer

Date:
     ------------------------------------------------









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